Exhibit 99.1



                                   INCENTRA
                                   --------
                                SOLUTIONS, INC.
                   1140 PEARL STREET, BOULDER, COLORADO 80302

FOR IMMEDIATE RELEASE
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INVESTOR CONTACT:                                 MEDIA CONTACT:
Allen & Caron Inc                                 Incentra Solutions, Inc
Jill Bertotti jill@allencaron.com                 Suzanne Becker Gallagher
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Rene Caron rene@allencaron.com                    sbecker@incentrasolutions.com
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(949) 474-4300                                    303-449-8279


                  INCENTRA SOLUTIONS NAMES ANTHONY DIPAOLO CFO

BOULDER, COLO., FEBRUARY 20, 2007 -Incentra Solutions, Inc. (OTCBB: ICNS) announced today it has named veteran financial executive Anthony (Tony) DiPaolo as Chief Financial Officer, replacing Paul McKnight, who has resigned to pursue other business interests. DiPaolo brings to Incentra more than 25 years of senior financial and operational management experience with both public and private companies. He will report directly to Chairman and CEO Thomas P. Sweeney and be responsible for all financial and administrative operations of the Company.

 "We are very pleased to have Tony join Incentra," Sweeney said. "His public company background and diverse experience with domestic and international operations in growth companies will be extremely valuable as we continue to grow Incentra both organically and through acquisitions. Tony's experience includes audit management with a big four accounting firm, the implementation of financial management and regulatory reporting systems, completion of mergers and acquisitions, and Sarbanes-Oxley implementations. He has a successful track record interfacing with the financial community and has been instrumental in the completion of a number of public and private financings."

McKnight will remain with the Company during a brief period to assist the Company in completing its 2006 financial reporting and to transition his duties to DiPaolo. Sweeney said the Company expects no delays in reporting its results for the year ended December 31, 2006.

"We would like to thank Paul for his service to Incentra and we wish him well," Sweeney said. "He has been a key member of our team through an extraordinary and exciting time as the Company has grown significantly over the last few years. While we will miss Paul and his steady hand, we are confident Tony will help lead Incentra to the next level and beyond."

Prior to joining Incentra, DiPaolo, 47, most recently served as President, Chief Executive Officer and Chief Financial Officer of Denver-based Mediacell, Inc, a company engaged in development and commercializing wireless technology for cable networks. He led the establishment of Mediacell's operations in North America, Europe and Asia, and was responsible for raising capital to fund its growth. He sold Mediacell in 2005 remaining to lead the integration effort through 2006.

Prior to that, DiPaolo had 13 years experience serving as Chief Financial Officer of two public companies, engaged in equipment financing and asset management: Las Vegas-based PDS Financial Corporation, a $100 million company serving the gaming industry; and Capital Associates, Inc of Denver, which at the time was one of the largest independent equipment finance companies with more than $1 billion of assets under management.

DiPaolo earned a Bachelor of Science degree in accounting from the University of Denver and is a Certified Public Accountant. He is a member of ACIPA, CSCPA and the Society of Cable Telecommunications Engineers

The executive search for DiPaolo was conducted by New York City-based Christian & Timbers.

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ABOUT INCENTRA SOLUTIONS, INC.

Incentra Solutions, Inc. (WWW.INCENTRASOLUTIONS.COM) (OTCBB:ICNS) is a provider of complete IT & storage management solutions to enterprises and managed service providers in North America and Europe. Incentra's complete solution includes managed services, professional services, hardware and software products with the Company's First Call and Enhanced First Call support services, IT outsourcing solutions and financing options.